Exhibit 10.2

AMENDMENT NO. 1 TO

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF

BREITBURN ENERGY PARTNERS I, L.P.

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF BREITBURN ENERGY PARTNERS I, L.P. (this “Amendment”), dated as of May 8, 2012, is entered into by (i) BEP (GP) I, LLC, a Delaware limited liability company (the “General Partner”) and the general partner of BreitBurn Energy Partners I, L.P., a Delaware limited partnership (the “Partnership”), and (ii) BreitBurn Energy Partners L.P., a Delaware limited partnership (the “Limited Partner”) and the limited partner of the Partnership, pursuant to Section 12.2 of the Amended and Restated Agreement of Limited Partnership of BreitBurn Energy Partners I, L.P., dated as of May 5, 2003, as amended (as so amended, the “Partnership Agreement”). Capitalized terms used but not defined herein shall have the meanings given to them in the Partnership Agreement.

RECITALS:

WHEREAS, the Limited Partner is the sole limited partner of the Partnership and the General Partner is the sole general partner of the Partnership.

WHEREAS, the Limited Partner and the General Partner have determined it to be in the best interests of the Partnership to enter into this Amendment for the purpose of amending the Partnership Agreement’s liquidation and termination provisions.

NOW, THEREFORE, it is hereby agreed as follows:

1.          Amendment. The Partnership Agreement is hereby amended as follows:

(a)          The introductory paragraph to Section 10.3 of the Partnership Agreement is hereby amended by adding the following proviso to the end of the first sentence thereof:

“; provided further, however, that if the dissolution is caused by the events specified in Section 10.1(b), the General Partner shall act as liquidator or may appoint in writing one or more liquidators who shall have full authority to wind up the affairs of the Partnership and make final distribution as provided in any dissolution agreement signed by the General Partner and the Limited Partner, or any successor in interest thereto.”

(b)          Section 10.3(b) of the Partnership Agreement is hereby amended to include the following sentence as the last sentence of Section 10.3(b) of the Partnership Agreement:

“Notwithstanding anything to the contrary in this Section 10.3(b), if the dissolution is caused by the events specified in Section 10.1(b), the liquidator shall, after making payment or provision for all debts and liabilities of the Partnership, distribute the properties and assets of the Partnership as provided in any dissolution agreement signed by the General Partner and the Limited Partner, or any successor in interest thereto.”

2.          Agreement in Effect. Except as hereby amended, the Partnership Agreement shall remain in full force and effect.

3.          Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Texas, without regard to principles of conflicts of law.

4.          Invalidity of Provisions. If any provisions of this Amendment are or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment on, and effective as of, the date first set forth above.

bep (gp) i, llc

By:	Pacific Coast Energy Company LP, its sole member

By:	/s/ Randall H. Breitenbach
Name:	Randall H. Breitenbach
Title:	Chief Executive Officer

Breitburn energy partners l.p.

By:	BreitBurn GP, LLC, its general partner

By:	/s/ Halbert S. Washburn
Name:	Halbert S. Washburn
Title:	Chief Executive Officer

Amendment No. 1 to Amended and Restated Partnership Agreement

Signature Page

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